Exhibit 10.1
Marriott Vacations Worldwide Corporation
2020 Equity Incentive Plan

As Amended and Restated Effective May 15, 2026

PREAMBLE
Marriott Vacations Worldwide Corporation has established the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan, which shall become effective on the Effective Date and shall remain in effect for the period set forth in Article 1.4 hereof. The Plan is amended and restated effective May 15, 2026, subject to approval by the Company’s stockholders.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2020 EQUITY INCENTIVE PLAN
As Amended and Restated Effective May 15, 2026
Article 1Establishment, Objectives, and Duration
1.1Establishment of the Plan. Marriott Vacations Worldwide Corporation, a Delaware corporation, hereby establishes an incentive compensation plan to be known as the Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan, as set forth in this document, as amended and restated effective May 15, 2026 (the “Second Restatement Effective Date”). The Plan was most previously amended and restated effective May 10, 2024 (the “First Restatement Effective Date”).
1.2Purpose of the Plan. The purpose of the Plan is to promote and enhance the long -term growth of the Company by aligning the personal interests of Employees and Non-Employee Directors to those of Company stockholders and allowing such Employees and Non-Employee Directors to participate in the growth, development and financial success of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key individuals.
1.3History. Prior to the Effective Date, the Company had in effect the Marriott Vacations Worldwide Corporation Stock and Cash Incentive Plan (the “Prior Marriott Plan”) and the Amended and Restated Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan (together with the Prior Marriott Plan, the “Prior Plans”). Upon stockholder approval of this Plan in 2020, the Prior Plans terminated and no new awards have been granted under the Prior Plans, although awards granted under the Prior Plans and still outstanding will continue to be subject to all terms and conditions of the Prior Plans.
1.4Duration of the Plan. The Plan commenced on the Effective Date. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 hereof, until the earlier of the date all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions or the 10th anniversary of the Second Restatement Effective Date, provided the stockholders of the Company have approved the Plan as restated.
Article 2Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1“Annual Meeting” means the annual meeting of the stockholders of the Company at which Directors are elected.
2.2“Approved Retiree” means, unless otherwise specified in an Award Agreement, any awardee of an Award who (i) terminates employment by reason of a Disability, or (ii) (A) retires from employment with the Company with the specific approval of the Committee on or after such date on which the awardee has attained age fifty-five (55) and completed ten (10) Years of Service, and (B) if so required by the Company, has entered into and has not breached an agreement to refrain from Engaging in Competition in form and substance satisfactory to the Committee.
2.3“Award” means, individually or collectively, a grant under this Plan of SARs, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, RSUs, Other Share-Based Awards, Non-Employee Director Share Awards, Stock Units, Director SARs and Director Options.
2.4“Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.
2.5“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.6“Beneficiary” means the person or persons designated pursuant to Article 11 hereof.
2.7“Board” or “Board of Directors” means the Board of Directors of the Company.
2.8“Change in Control Price per Share” means (a) in the case of a Change in Control in which consideration is paid to the general stockholders of the Company, through a tender offer or otherwise, the price paid per Share to such stockholders as determined by the Committee in its Discretion and (b) in the case of a Change in Control in which consideration is not paid to the general stockholders of the Company, such as a sale of all or substantially all of the Company’s assets, the value of the consideration on a per Share basis as determined by the Committee in its Discretion.
2.9“Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.10“Committee” means the Compensation Policy Committee of the Board, as specified in Article 3 hereof, or such other committee appointed by the Board to administer the Plan with respect to grants of Awards.
2.11“Company” means Marriott Vacations Worldwide Corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 18 hereof.
2.12“Director” means any member of the Board.
2.13“Director SAR” and “Director Option” mean, respectively, a SAR and a Nonqualified Stock Option as described in Article 10 hereof.
2.14“Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by or satisfactory to the Committee, who are qualified to give professional medical advice.

2.15“Discretion” as used in the Plan and any Award Agreement means the sole and complete discretion of the Committee or the Board, as applicable, unless another definition is set forth in an Award Agreement.
2.16“Effective Date” means the date of the 2020 Annual Meeting, subject to the approval of the Plan by the Company’s stockholders at such meeting.
2.17“Employee” means any individual who is, or will become, an active, non-union employee of the Company. Any Employee who, at the request of the Company, and on the written assignment of the Company specifically referencing this provision of the Plan, becomes an employee of another employer shall continue to be treated as an Employee for all purposes hereunder during the period of such assignment. Non-Employee Directors shall not be considered Employees under this Plan.
2.18“Engaging in Competition” means, except as prohibited by applicable law, (a) engaging, individually or as an employee, consultant, owner (more than five percent (5%)) or agent of any entity, in or on behalf of any business engaged in significant competition (or that transacts or cooperates with another business in activities of significant competition) with any business operated by the Company or with interests adverse to those of the Company; (b) soliciting and hiring a key employee of the Company in another business, whether or not in significant competition with any business operated by the Company; or (c) using or disclosing confidential or proprietary information, in each case, without the approval of the Company.
2.19“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.20“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option or the base price from which appreciation in Shares is measured under a SAR.
2.21“Fair Market Value” means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before or the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee. Notwithstanding the foregoing, the Committee may use any alternative definition of Fair Market Value that it determines should be used in connection with the grant, exercise, vesting, settlement, payment or taxation of any Award. Such alternative definition may include a price that is based on the opening, high, low, closing or average sale prices of the Shares on the applicable stock exchange on the given date, the trading day preceding the given date, the trading day next succeeding the given date, or over an average of trading days, or if the Shares are not listed on any national securities exchange, such other definition as determined by the Committee. Further, if an actual sale of a Share occurs on the market, then the Committee may consider the sale price to be the Fair Market Value of such Share.
2.22“Fee Deferral Election” means an election made by a Non-Employee Director to defer the receipt of Fees, as described in Article 10.3 hereof.
2.23“Fees” means all or part of any retainer and/or fees payable to a Non-Employee Director in his or her capacity as such.
2.24“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 hereof, which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.
2.25“Insider” means an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
2.26“Non-Employee Director” means a Director who is not an Employee of the Company.
2.27“Non-Employee Director Share Award” shall mean an award of Shares to a Non-Employee Director, as described in Article 10.2 hereof.
2.28“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and which is not intended to meet the requirements of Code Section 422.
2.29“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 hereof, or a Director Option as described in Article 10 hereof.
2.30“Other Share-Based Award” means an Other Share-Based Award, as described in Article 9 hereof.
2.31“Participant” means an individual who has an outstanding Award granted under the Plan.
2.32“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its Discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 hereof.
2.33“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.34“Plan” means this Marriott Vacations Worldwide Corporation 2020 Equity Incentive Plan.
2.35“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 7 hereof.
2.36“RSU” means a restricted stock unit Award granted to a Participant pursuant to Article 8 hereof.
2.37“Shares” means shares of common stock of the Company or of any successor company adopting this Plan.

2.38“SAR” means a stock appreciation right as described in Article 6 hereof, or a Director SAR as described in Article 10 hereof, which may be settled in Shares or cash as provided in the pertinent Award Agreement.
2.39“Stock Units” means the credits to a Non-Employee Director’s Stock Unit Account, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.
2.40“Stock Unit Account” means the bookkeeping account established by the Company pursuant to Article 10.3.
2.41“Subsidiary” means any corporation, partnership, joint venture, trust or other entity in which the Company has a controlling interest as defined in Treasury Regulation Section 1.414(c)-2(b)(2), except that the threshold interest shall be “more than fifty percent (50%)” instead of “at least eighty percent (80%).”
2.42“Termination of Service” means termination of service as a Non-Employee Director in any of the following circumstances:
(a)Where the Non-Employee Director voluntarily resigns or retires;
(b)Where the Non-Employee Director is not re-elected (or elected in the case of an appointed Non-Employee Director) to the Board by the stockholders;
(c)Where the Non-Employee Director ceases to perform services on account of a Disability; or
(d)Where the Non-Employee Director dies.
With respect to any Award that is or becomes subject to Section 409A of the Code, Termination of Service shall not include any event that is not within the meaning of “separation from service” as set forth in Treasury Regulation Section 1.409A-1(h).
2.43“Year of Service” means a period of twelve (12) consecutive calendar months during which an Employee is employed by the Company or any predecessor thereto as determined by the Committee.
Article 3Administration
3.1The Committee. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
3.2Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Employees and Non-Employee Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; subject to the provisions of Article 14 hereof, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and approve corrections in the documentation or administration of any Award. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. As permitted by law, the Committee may delegate its authority under the Plan to a Director or Employee.
3.3Delegation. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more Directors (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Article 3.2 hereof with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to a Subcommittee of one or more officers of the Company the ability to grant Awards and take the other actions described in Article 3.2 hereof with respect to Participants (other than any such officers themselves) who are not Directors or executive officers or otherwise subject to Section 16 of the Exchange Act, provided, however, that the resolution so authorizing such officer(s) shall specify the total number of rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the day to day administration of the Plan to an officer or officers of the Company, or one or more agents, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in the Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.
3.4Decisions Binding. All determinations and decisions made by the Committee or its designee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all parties.

3.5Unanimous Consent in Lieu of Meeting. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity in such event to hold a meeting.
3.6Serious Misconduct. Notwithstanding anything to the contrary in the Plan or any Award Agreement, if a Participant terminates employment for serious misconduct or if the Company determines after a Participant’s termination that the Participant’s employment could have been terminated for serious misconduct had all relevant facts been known by the Company at the time of such termination, including but not limited to engaging in a terminable offense set forth in the applicable associate handbook or any policy of the Company, the Committee may, in its Discretion, refuse or revoke Approved Retiree status or other retirement approval for such Participant, or otherwise determine that such Participant may not receive, vest in or exercise any Awards or otherwise receive Shares thereunder to the extent the Awards are not granted, vested or fully exercised, or Shares are not received, as of such determination.
Article 4Shares Subject to the Plan
4.1Number of Shares.
(a)Reserve. Subject to Article 4.2 hereof, an aggregate of one million, two hundred and sixty-five thousand (1,265,000) Shares, plus the Shares described in Article 4.1(b), plus on and after the First Restatement Effective Date, an additional one million, two hundred and fifty thousand (1,250,000) Shares, plus on and after the Second Restatement Effective Date, an additional two million, five hundred thousand (2,500,000) Shares (collectively, the “Reserve”), may be issued pursuant to Awards granted under the Plan. All of the Shares reserved for issuance under the Plan may be issued pursuant to ISOs.
(b)Prior Plans. The number of Shares which were reserved for issuance under the Prior Marriott Plan but which are not subject to any outstanding awards under such plan as of the Effective Date shall be considered part of the Reserve under Article 4.1(a). Further, after the Effective Date, if any Shares subject to or underlying awards granted under the Prior Plans would again become available for new grants under the terms of such plans if such plans were still in effect, then those Shares will be added to the Reserve, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Article 4.1(a). Any such Shares will not be available for future awards under the terms of the Prior Plans, which are terminated as of the Effective Date.
(c)Depletion of Reserve. When an Award is granted, the Reserve shall be depleted by the maximum number of Shares to which the Award relates, except that an Award that is valued in relation to a Share but that may only be settled in cash shall not deplete the Reserve. In addition, if the number of Shares issuable under an Award is increased after the grant date, such as by an amendment to the Award or as a result of converting dividends or dividend equivalent units into additional Shares of Restricted Stock or RSUs subject to the Award, then the Reserve shall be depleted by such increased number of Shares at the time of such increase.
(d)Replenishment of Reserve. To the extent (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award, (iv) Shares are tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement in Shares of an outstanding SAR; (v) Shares are tendered or withheld to satisfy federal, state or local tax withholding obligations; or (vi) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be re-credited to the Reserve and may be used for new Awards under the Plan, provided that Shares re-credited to the Reserve pursuant to clause (vi) may not be issued pursuant to ISOs. Notwithstanding the foregoing, in no event shall Shares purchased by the Company using proceeds from Option exercises be re-credited to the Reserve.
4.2Adjustments in Authorized Shares and Awards. In the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, or similar event affecting the equity capital structure of the Company, or in the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation and/or for cash as a result of a corporate transaction, such as any merger, consolidation, separation, acquisition of property or shares, stock rights offering, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, or in the event the Company shall effect a cash dividend which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared or which the Board determines by resolution is special or extraordinary in nature, or in the event of any similar event affecting the Company, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made in available under Awards or this Plan, adjust (a) the number and class of Shares which thereafter may be delivered under Article 4.1(a), (b) or (c), (b) the number and class of Shares subject to outstanding Awards, (c) the Exercise Price relating to any Award, (d) the performance goals which may be applicable to any outstanding Awards, and (e) any other equitable substitutions or adjustments, as may be determined to be appropriate and equitable by the Committee, in its Discretion. Without limiting the preceding sentence, in the case of any such transaction described in the preceding sentence, the adjustments made by the Committee may consist of either (i) making appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, providing that Awards will be exercised, distributed, cashed out or exchanged for value, as determined by the Committee, pursuant to such terms and conditions (including the waiver of any existing terms or conditions including but not limited to vesting restrictions or exercise waiting periods) as shall be specified in the notice, provided that any Award that is subject to Code Section 409A must not be exercised, distributed, cashed out or exchanged for value unless, to the extent required for compliance with Code Section 409A, the transaction qualifies as a “change in control event” as described under Code Section 409A(2)(A)(v) or accelerated payment is otherwise permitted by Code Section 409A and the regulations thereunder. Any adjustment of an ISO under clause (i) of the preceding sentence in this paragraph shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.
Article 5Eligibility and Participation
5.1Eligibility. Employees shall be eligible to participate in this Plan with respect to Awards specified in Articles 6 through 9. Non-Employee Directors shall be eligible to participate in the Plan with respect to Awards specified in Article 10.
5.2Actual Participation by Employees. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.
Article 6SARs and Stock Options
6.1Grant of SARs and Options. Subject to the terms and provisions of the Plan, SARs and/or Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. No dividends or dividend equivalent rights may be granted with respect to SARs or Options.
6.2Award Agreement. Each SAR and Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Award, the number of Shares to which the Award pertains, and such other provisions as the Committee shall determine. The Award Agreement, if pertaining to an Option, also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.
6.3Exercise Price. The Exercise Price for each grant of a SAR or an Option under this Article 6 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR or Option is granted.
6.4Duration of SARs and Options. Each SAR and Option granted under this Article 6 shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR or Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
6.5Exercise of SARs and Options. SARs and Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
The ability of a Participant to exercise a SAR or an Option is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company, or, as determined by the Committee in its Discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation.
6.6Notice and Payment. SARs and Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to the Company by such means as the Committee shall approve from time to time, setting forth the number of Shares with respect to which the SAR or Option is to be exercised, accompanied, in the case of Options, by full payment for the Shares.
The Exercise Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) if permitted in the governing Award Agreement, by withholding of Shares deliverable upon exercise or tendering (either actually or by attestation) previously acquired Shares, in each case having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (c) withholding Shares subject to the Option, or (d) any combination of (a), (b) and (c).
The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
If a Participant shall dispose of Shares acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company of such election within the time period prescribed by law.
6.7Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR or an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares.
6.8Termination of Employment or Leave of Absence. Except as otherwise approved by the Committee and set forth in the pertinent Award Agreement(s), in the event that a Participant who is an Employee has been on leave of absence for a period of greater than twelve (12) consecutive months (except a leave of absence approved by the Board or the Committee, as the case may be), or ceases to be an Employee of the Company or of any Subsidiary for any reason, including retirement, the portion of any SAR or Option which is not exercisable on the date on which the Participant ceased to be an Employee or has been on leave for over twelve (12) consecutive months (except a leave of absence approved by the Board or the Committee, as the case may be) shall expire on such date and any unexercised portion thereof which was otherwise exercisable on such date shall expire unless exercised within a period of three (3) months from such date, but in no event after the expiration of the term for which the SAR or Option was granted; provided, however, that in the case of an awardee of a SAR or a NQSO who is an “Approved Retiree” (as hereinafter defined), the SAR or NQSO shall continue to vest for up to five (5) years from the date of retirement and said awardee may exercise such SAR or NQSO, as applicable, until the soonest to occur of (i) the expiration of such SAR or NQSO in accordance with its original term; (ii) the expiration of five (5) years from the date of retirement; or (iii) with respect to SARs or Options granted less than one year before the date the Approved Retiree retires, expiration of the SAR or Option on such retirement date, except not with respect to that portion of the SARs or Options equal to such number of shares multiplied by the ratio of (I) the number of days between the grant date and the retirement date inclusive, over (II) the number of days in the twelve (12) month period following the grant date.
Notwithstanding the preceding paragraph, if the Committee subsequently determines, in its Discretion, that an Approved Retiree has violated the provisions of the agreement to refrain from Engaging in Competition, or has engaged in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation, whether occurring before or after termination of employment, all SARs and Options shall be cancelled without consideration immediately.
In the event of the death of an awardee during the three (3) month period described above for exercise of a SAR or an Option by a terminated awardee or one on leave for over twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be), the Option shall be exercisable by the awardee’s personal representatives, heirs or legatees to the same extent and during the same period that the awardee could have exercised the SAR or Option if the awardee had not died.
Notwithstanding anything in this Article 6.8 to the contrary, in the event of the death of an awardee while an Employee or Approved Retiree of the Company or any Subsidiary, an outstanding SAR or Option held by such awardee upon death shall become fully vested upon death and shall be exercisable by the awardee’s personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of death of the awardee (or three (3) years if the awardee died while an Employee), but in no event after the expiration of the term for which the SAR or Option was granted.
6.9 Nontransferability of SARs and Options. No SAR, NQSO or ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARS, NQSOs and ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
Article 7    Restricted Stock
7.1Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.
7.2Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
7.3Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its Discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
7.4Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable Federal or state securities laws.
The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or may issue Shares of Restricted Stock that bear such legends or that are subject to such stop transfer orders as the Company may deem advisable to effectuate the Award, applicable laws, rules or regulations or the requirements of any national securities exchange.
Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
The vesting of and distribution of Shares of Restricted Stock is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its Discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the company’s operations, financial condition or business reputation, whether occurring before or after termination of employment.
7.5Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
7.6Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular dividends paid with respect to the underlying Shares while they are so held. Such dividends shall be converted into additional shares of Restricted Stock or deferred until such Restricted Stock vests, upon such terms as the Committee establishes, but in no event will any dividends be paid on unvested Restricted Stock.
The Committee may apply any additional restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if Restricted Stock is contingent on a performance condition, any dividends relating to such Restricted Stock may also be made subject to such performance conditions.

7.7Termination of Employment. Except as otherwise approved by the Committee and set forth in the pertinent Award Agreement(s), (a) in the event that a Participant’s employment with the Company is terminated during the Period of Restriction because the Participant is an Approved Retiree, the Committee shall have Discretion in determining the percentage, if any, of a Participant’s outstanding Shares of Restricted Stock as to which the Period of Restriction shall end; (b) in the event a Participant’s employment with the Company is terminated because of the Participant’s Disability or death during the Period of Restriction, the Period of Restriction shall end and, in the case of death, the Participant’s rights thereunder shall inure to the benefit of his or her Beneficiary; and (c) in the event that a Participant’s employment with the Company is terminated for any other reason during the Period of Restriction, such Participant’s outstanding Shares of Restricted Stock shall be forfeited to the Company without payment.
Article 8Restricted Stock Units
8.1RSUs. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Awards of RSUs to eligible Employees in such amounts as the Committee shall determine.
8.2RSU and Common Stock Rights. RSUs shall represent an Employee’s unsecured right to receive from the Company the transfer of title to Shares subject to the vesting schedule referenced in Article 8.3 below, provided that the Employee has satisfied the conditions of transfer set forth in Article 8.4 below. On each such vesting date, if it occurs, the Company shall transfer a corresponding number of Shares to an individual brokerage account established and maintained in the Employee’s name. The Employee shall have all the rights of a stockholder with respect to such Shares transferred to the brokerage account, including but not limited to the right to vote the Shares, to sell, transfer, liquidate or otherwise dispose of the Shares, and to receive all dividends or other distributions paid or made with respect to the Shares from the time they are deposited in the account. The Employee shall have no voting, transfer, liquidation, or other rights of a Share stockholder with respect to RSUs prior to such time that the corresponding Shares are transferred, if at all, to the Employee’s brokerage account. Notwithstanding the foregoing, RSU’s may be granted with dividend equivalent rights at the Discretion of the Committee and the Committee shall provide whether such dividend equivalents will be converted into additional RSUs (subject to the same terms and conditions as the underlying RSUs to which they relate) or deferred until such RSUs vest, but in no event will any dividends equivalents be paid with respect to unvested RSUs.
8.3Vesting in RSUs. RSU Awards shall become vested in accordance with the vesting provisions set forth in the pertinent Award Agreement.
8.4Conditions of Transfer. A transfer of Shares in accordance with Article 8.2 above shall be conditioned upon the Employee meeting both of the following conditions during the entire period from the grant date through the vesting date(s) relating to such RSUs:
(a) The Employee must continue to be an active employee of the Company or one of its Subsidiaries; and
(b) The Employee must refrain from committing any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its Discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation, whether occurring before or after termination of employment.
If the Employee fails to meet the requirements of Article 8.4(a) or (b), then the Employee shall forfeit the right to vest in any RSUs that have not already vested as of the time such failure is determined, and the Employee shall accordingly forfeit the right to receive the transfer of title to any corresponding Shares. The forfeiture of rights with respect to unvested RSUs (and corresponding Shares) shall not affect the rights of the Employee with respect to any RSUs that already have vested nor with respect to any Shares the title of which has already been transferred to the Employee’s brokerage account.
8.5Effect of Termination of Employment. Notwithstanding contrary provisions of this Article 8, except as otherwise approved by the Committee and set forth in the pertinent Award Agreement(s):
(a) In the event the Employee’s employment is terminated prior to the relevant vesting date on account of death, and if the Employee had otherwise met the requirements of Article 8.4(a) and (b) from the grant date through the date of such death, then the Employee’s unvested RSUs shall immediately vest in full upon death and the Employee’s rights hereunder with respect to any such RSUs shall inure to the benefit of the Employee’s designated beneficiary as determined in accordance with Article 11, or in the absence of a beneficiary designation (or if no designated beneficiary survives the Employee), the Employee’s estate.
(b) In the event Employee’s employment is terminated prior to the relevant vesting date on account of the Employee having a Disability or being an Approved Retiree, and if the Employee had otherwise met the requirements of Article 8.4(a) and (b) from the grant date through the date of the termination of employment date, and provided that the Employee continues to meet the requirements of Article 8.4(b), then the Employee’s rights hereunder with respect to any outstanding, unvested RSUs shall continue in the same manner as if the Employee continued to meet the continuous employment requirement of Article 8.4(a) through the vesting dates related to the Award, except not for that portion of RSUs granted less than one (1) year prior to the Employee’s termination equal to such number of shares multiplied by the ratio of (A) the number of days after the termination date and before the first (1st) anniversary of the grant date, over (B) the number of days on and after the grant date and before the first (1st) anniversary of the grant date.
(c) In the event Employee’s employment is terminated prior to the relevant vesting date for any reason other than those circumstances described in paragraphs (a) and (b) of this Article 8.5, such Employee’s outstanding RSUs shall be forfeited to the Company without payment.
Article 9Other Share-Based Awards
9.1Grant of Other Share-Based Awards. The Committee may grant Other Share-Based Awards to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
9.2Terms of Other Share-Based Awards. Other Share-Based Awards shall contain such terms and conditions as the Committee may from time to time specify and may be denominated in cash, in Shares, in Share-equivalent units, in Share appreciation units, in securities or debentures convertible into Shares or in a combination of the foregoing and may be paid in cash or in Shares, all as determined by the Committee, provided that any Other Share-Based Award that represent the right to receive value in the amount of the increase in the Fair Market Value of a Share rather than the full value of a Share shall have an exercise or grant price no lower than the Fair Market Value on the date of grant. Other Share-Based Awards may be issued alone or in tandem with other Awards granted to Employees. No dividend equivalent units may granted on an Other Shared-Based Award that is not a full-value award, and any dividends or dividend equivalents granted with respect to an Other Share-Based Award that is a full-value award shall vest and be paid only if and to the same extent as the underlying Other Share-Based Award is vested and paid.
9.3Other Share-Based Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine.
Article 10Directors’ Share Awards, Fee Deferral Elections, and Director SARs and Options
10.1Eligibility. Only Non-Employee Directors shall be eligible to receive Non-Employee Director Share Awards and Director SARs and Options and to make Fee Deferral Elections. All such awards are subject to prior approval by the Committee. The aggregate value of the cash fees paid, along with the grant date value of any Awards granted hereunder, to a Non-Employee Director during any fiscal year of the Company shall not exceed $750,000.
10.2Non-Employee Director Share Awards. On the first (1st) full trading day immediately following each Annual Meeting, each Non- Employee Director designated by the Board may receive a Non-Employee Director Share Award of a number of Shares determined by the Board before such Annual Meeting. Each Non-Employee Director Share Award shall be fully vested and nonforfeitable when granted. Upon Termination of Service or at such other times as determined by the Committee, the Non-Employee Director Share Award awarded to a Non-Employee Director shall be paid to the Non-Employee Director.
10.3Fee Deferral Elections.
(a)Elections to Defer Payment of Fees. Payment of all or any part of any Fees payable to a Non-Employee Director may be deferred by election of the Non-Employee Director. Each such election must be made in writing on a form prescribed by the Committee and irrevocably delivered to the Company in the year preceding the year which commences with the next Annual Meeting (the “Election Year”), and must be irrevocable for such Election Year. No election may be made under this Article 10.3(a) with respect to Fees for which an election is made under Article 10.5.
(b)Crediting Stock Units to Accounts. Amounts deferred pursuant to a Fee Deferral Election shall be credited as of the date of the deferral to a Stock Unit Account in Stock Units. The number of Stock Units credited to a Stock Unit Account with respect to any Non-Employee Director shall equal (i) the amount deferred pursuant to the Fee Deferral Election divided by (ii) the Fair Market Value of a Share on the date on which the Fees subject to the Fee Deferral Election would have been paid but for the Fee Deferral Election, and, unless the Committee or the Board determines otherwise, rounded down to the nearest whole Stock Unit with the value of any fractional Stock Unit paid to the Director promptly in cash.
(c)Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director’s Stock Unit Account pursuant to this Article 10.3 shall be at all times fully vested and nonforfeitable.
(d)Credit of Dividend Equivalents. Each Stock Unit credited to a Director’s Stock Unit Account includes one dividend equivalent unit, which represents the Non-Employee Director’s right to receive a cash payment equal to the dividend paid on one Share. Such cash payment will be paid to the Non-Employee Director within 30 days of the dividend payment date. Notwithstanding the foregoing, the Committee may either require or allow a Non-Employee Director to elect (at the same time elections are made under paragraph (a) of this Article 10.3) to have the cash dividend equivalent unit payments reinvested in additional Stock Units. In such case, the amount of Stock Units credited to the Non-Employee Director’s Stock Unit Account shall equal the quotient of (i) the amount of dividend equivalent payments that are to be reinvested in Stock Units, divided by (ii) the Fair Market Value of a Share on such dividend payment date, and unless the Committee or the Board determines otherwise, rounded down to the nearest whole Stock Unit with the value of any fractional Stock Unit paid to the Director in cash within 30 days of the dividend payment date. If dividends are paid on Shares in a form other than cash, then the Committee or the Board shall determine, in its Discretion, whether to make payment (or credit the Stock Unit Account, as applicable) in-kind or notionally convert the dividend to cash.
(e)Payment of Stock Units. Upon Termination of Service or at such other times as determined by the Committee and irrevocably elected in writing by the Non-Employee Director at the time of the Non-Employee Director’s election to defer Fees under Article 10.3(a), the Stock Units credited to a Non-Employee Director’s Stock Unit Account shall be paid to the Non-Employee Director in an equal number of shares of Stock in a single lump sum or in substantially equal annual installments over a period not to exceed ten (10) years, as irrevocably elected in writing by the Non-Employee Director at the time of the Non-Employee Director’s election to defer Fees under Article 10.3(a), pursuant to rules established from time to time by the Committee.
10.4Unfunded Status. The interest of each Non-Employee Director in any Fees deferred under this Article 10 (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award shall be that of a general creditor of the Company. Stock Unit Accounts and Stock Units (and, if any, “in kind” dividends) credited thereto shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.
10.5Director SARs and Options.
(a)Elections to Receive Payment of Fees in the Form of SARs or Options. A Non-Employee Director may elect to receive payment of all or any part of his or her cash retainer in the form of Director SARs or Options, as determined by the Committee, in lieu of cash. Each such election must be made in writing on a form prescribed by the Committee and delivered to the Company in the calendar year preceding the calendar year in which occurs the Annual Meeting that marks the commencement of the annual period of service during which such Fees are earned. Each election is irrevocable for that annual period. Elections under this Article 10.5 may not be made with respect to Fees deferred under Article 10.3.

(b)Grant of Director SARs and Options. On the first (1st) full trading day immediately following each Annual Meeting, each Non- Employee Director who has filed an election under Article 10.5(a) for the annual period of service that commences with such Annual Meeting shall be granted Director SARs or Options that have a value on the date of grant substantially equal to the amount of Fees otherwise payable to the Non-Employee Director in cash but for the election to receive Director SARs or Options. The value of Director SARs or Options shall be determined by the Committee in its Discretion, at a meeting held prior to the Annual Meeting, based on a Black-Scholes option pricing model or other valuation model that the Committee determines to be appropriate in its Discretion.
(c)Terms of Director SARs and Options. Each Director SAR and Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the SAR or Option, and the number of Shares to which the SAR or Option pertains. Each Director SAR and Option shall (i) have an Exercise Price equal to or greater than the Fair Market Value of a Share on the date the Award is granted; (ii) be immediately vested and exercisable; (iii) expire on the tenth (10th) anniversary of the date of its grant; and (iv) be nontransferable unless otherwise specified by the Committee. No dividends or dividend equivalent rights may be granted with respect to SARs or Options.
(d)Payment. Director SARs and Options granted under this Article 10 shall be exercised by the delivery of notice of exercise to the Company in such manner as the Committee shall determine, setting forth the number of Shares with respect to which the SAR or Option is to be exercised, accompanied by full payment for the Shares. The Exercise Price upon exercise of any Director SAR or Option shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by withholding of Shares deliverable upon exercise or tendering (either actually or by attestation) previously acquired Shares, in each case having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (iii) by a combination of (i) and (ii). The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
10.6Dividends and Dividend Equivalents. No dividend or dividend equivalents will be paid with respect to any unvested Non-Employee Director Awards under this Article 10.
Article 11Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant has received any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 12Change in Control
12.1Treatment of Awards. If an Award Agreement specifies the treatment of an Award in connection with a Change in Control, then the terms of such Award Agreement shall apply in lieu of the provisions of this Article 12.1. In the absence of such provisions in an Award Agreement, and unless otherwise determined by the Committee in its Discretion prior to a Change in Control, if a Participant who is actively employed by the Company incurs a Covered Termination of Employment (as defined in Article 12.2 below) on or within twelve (12) months following a Change in Control (as defined in Article 12.3 below), or if a Change in Control occurs in connection with which no Awards, publicly-traded Shares or substitute equity interests are available, then the following shall occur:
(a)Restricted Stock and RSUs. With respect to any Restricted Stock, RSUs or any Other Share-Based Awards taking a form substantially the same as Restricted Stock or RSUs, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Awards shall lapse, and all such Awards shall be deemed fully vested, as of the date of the Participant’s Covered Termination of Employment, and the subject Shares, or equity interests that are substituted for the subject Shares as a result of the Change in Control, shall be distributed to the Participant immediately following such Covered Termination of Employment. Notwithstanding the preceding sentence, in the event no Awards, publicly-traded Shares or substitute equity interests are available in connection with the Change in Control, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Restricted Stock, RSU and Other Share-Based Awards shall lapse, and all such Awards shall be deemed fully vested, as of the date of the Change in Control, and the Awards shall be distributed to the Participant immediately following the Change in Control. For purposes hereof, with respect to an Award that is or was subject to a performance vesting condition, then (i) as to any performance period that has been completed as of the date of vesting, the number of Shares vesting shall equal the number earned for that performance period based on the level of achievement of the applicable performance goals, and (ii) as to any performance period that has not been completed as of the date of vesting, the number of Shares that will vest shall equal either (A) the number of Shares that would be earned based on the level of achievement of the performance goal(s) measured as of the vesting date, or (B) if such performance cannot reasonably be measured, the target number of Shares subject to such performance period, and in the case of this clause (ii), such Shares shall be pro-rated to reflect the period of the Participant’s employment during such performance period through the vesting date. In the Committee’s Discretion, the distribution of Awards as described in this Article 12.1(a) may be made in the form of a cash payment equal to the product of (i) the per Share value, which shall be (I) in the case of a payment made immediately following a Covered Termination of Employment, the Fair Market Value per Share as of the date of the Covered Termination of Employment, or (II) in the case of a payment made immediately after the Change in Control, the Change in Control Price per Share in connection with the transaction resulting in the Change in Control, and (ii) the number of subject Shares or substitute equity awards that otherwise would be distributed to the Participant if available and the Committee had not determined to pay cash.
(b)Options and SARs. As of the date of the Participant’s Covered Termination of Employment, all of the unvested or unexercisable Options, SARs or Other Share-Based Awards taking a form substantially the same as Options or SARs held by the Participant shall be deemed to be fully vested and exercisable with respect to the subject Shares, or other equity interests that are substituted for the Shares as a result of the Change in Control, and any other conditions on such Awards shall lapse, other than those imposed by law. Such Awards shall remain exercisable until the earlier of (i) the end of their original term, or (ii) twelve (12) months (or in the case of an Approved Retiree, five (5) years) following the Participant’s Covered Termination of Employment. Notwithstanding the preceding sentence, in the event no Awards, publicly-traded Shares or substitute equity interests are available in connection with the Change in Control, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Options, SARs and Other Share-Based Awards shall lapse, and all such Awards shall be deemed fully vested, as of the date of the Change in Control. In the Committee’s Discretion, a cash payment may be made to the Participant immediately following the Participant’s Covered Termination of Employment or the date of the Change in Control, whichever is the date upon which the Participant is deemed to be fully vested as determined under this Article 12.1(b), in an amount equal to (i) the per Share value, which shall be (I) in the case of a payment made immediately following a Covered Termination of Employment, the Fair Market Value per Share as of the date of the Covered Termination of Employment, or (II) in the case of a payment made immediately after the Change in Control, the Change in Control Price per Share in connection with the transaction resulting in the Change in Control, (ii) less the Exercise Price, and (iii) multiplied by the number of subject Shares or substitute equity awards that otherwise would be distributed to the Participant if available and the Committee had not determined to pay cash.
(c)Other Share-Based Awards. All of the Participant’s Other Share-Based Awards that are or were subject to performance-based vesting shall be deemed to be fully vested as of the Participant’s Covered Termination of Employment and be paid out immediately thereafter. Notwithstanding the preceding sentence, in the event no Awards, publicly-traded Shares or substitute equity interests are available in connection with the Change in Control, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Other Share-Based Awards shall lapse, and all such Awards shall be deemed to be fully vested, as of the date of the Change in Control. The amount of vesting shall be determined in the same manner as performance-based Awards under Article 12.1(a). Any Other Share-Based Awards other than those described in Articles 12.1(a) and (b), and other than as described above in this Article 12.1(c), shall be treated in a manner similar to that described in Articles 12.1(a) and (b).
12.2Covered Termination of Employment. For purposes of this Article 12, “Covered Termination of Employment” shall mean any involuntary termination of employment of a Participant, provided that such termination does not result from the Participant’s serious misconduct within the meaning of Article 3.6.
12.3Change in Control Definition. A Change in Control shall occur if:
(a)Acquisition of Voting Securities. Any Person directly or indirectly becomes the Beneficial Owner of more than thirty percent (30%) of the Company’s then outstanding voting securities (measured on the basis of voting power), provided that the Person (i) has not acquired such voting securities directly from the Company, (ii) is not the Company or any of its Subsidiaries, (iii) is not a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company or any of its Subsidiaries, (iv) is not an underwriter temporarily holding the voting securities in connection with an offering thereof, and (v) is not a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock; or
(b)Merger or Consolidation. The Company merges or consolidates with any other corporation, other than a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior to such merger or consolidation representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company, the other corporation (if such corporation is the surviving corporation) or the parent of the Company or other corporation, in each case outstanding immediately after such merger or consolidation; or
(c)Change in Majority of Board. Continuing Directors cease to represent a majority of the Board, where “Continuing Directors” shall mean the directors of the Board immediately after the Effective Date , and any other director whose appointment, election or nomination for election by the stockholders is approved by at least a majority of the Continuing Directors at such time; or
(d)Sale, Liquidation or Other Disposition. The stockholders of the Company approve a plan of complete liquidation of the Company or the Company sells or disposes of all or substantially all of its assets.
Notwithstanding the foregoing provisions of Article 12.3, with respect to any Award that is subject to Code Section 409A, in order to be treated as a Change in Control, any event described in this Article 12.3 also must qualify as a “change in control event” within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations thereunder to the extent required for compliance with Code Section 409A.
12.4Section 280G. Except as otherwise expressly provided in any agreement between a Participant and the Company, if any payment or benefits paid by the Company pursuant to this Plan, including vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments or any other payments made to or benefits received by a Participant in connection with a Change in Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Article 12.4, then the Total Payments shall be delivered either (i) in full or (ii) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (i) or (ii) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax). All determinations required to be made under this Article 12.4, including whether clause (i) or (ii) above should apply, and the assumptions utilized in arriving at such determination, shall be made by a registered public accounting, legal, valuation or similar firm(s) as selected by the Company, the costs of which shall be borne by the Company.

Article 13Rights of Participants
13.1Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.
13.2Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
Article 14Amendment, Modification, and Termination
14.1Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board may, in its Discretion, condition the adoption of any amendment of the Plan on the approval thereof by the requisite vote of the stockholders of the Company entitled to vote thereon. The Board shall condition the adoption of an amendment on such a stockholder vote to the extent required by applicable law or the requirements of the principal securities exchange or market on which the Shares are then traded, or to the extent such amendment would diminish the protections afforded by Article 14.3.
14.2Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Article 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
14.3Awards Previously Granted; No Repricing or Cash Buyouts of Options or SARs.
(a)Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that Participant consent shall not be required for the termination, amendment or modification of an Award pursuant to the provisions of Article 4.2 or Article 12 or the termination, amendment or modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company.
(b)Repricing and Cash Buyouts Prohibited. Except as provided under Article 14.2, an outstanding SAR or Option may not be (i) amended to reduce its Exercise Price, (ii) cancelled in exchange for the re-grant of a SAR or Option with a reduced Exercise Price, nor (iii) except in the case of SARs or Options with an Exercise Price above the then-current Share price, cancelled in exchange for other Awards or for a payment made in cash or Shares, unless approved by stockholders.
14.4Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees or directors of entities who become or are about to become employees or directors of the Company or a Subsidiary as the result of a merger, consolidation or other acquisition of the employing entity or the acquisition by the Company or a Subsidiary of the assets or stock of the employing entity, or who are former employees or directors of such entities, and such Awards shall not deplete the number of Shares reserved under Article 4.1. The terms and conditions of any substitute awards so granted may vary from the terms and conditions set forth hereof to the extent that the Committee deems appropriate at the time of grant to conform the substitute awards to the provisions of the awards for which they are substituted.
Article 15Withholding
15.1Tax Withholding. The Company shall have the power and the right to deduct from any amount otherwise due to the Participant hereunder, or, subject to applicable law, withhold from any other compensation payable to a Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local income, employment or other related taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. In addition, subject to any restrictions on transfer, the Company may permit a Participant to satisfy a withholding obligation required in connection with the issuance or vesting of Shares under an Award through the use of a broker-assisted sell-to-cover transaction.
15.2Share Withholding. With respect to withholding required in connection with any Award, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined up to the maximum statutory total tax which could be withheld on the transaction. Any election by a Participant shall be subject to any restrictions or limitations that the Committee, in its Discretion, deems appropriate.
Article 16Indemnification
Except as prohibited by law, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, other than by willful misconduct, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17Code Section 409A
17.1General. To the extent that Code Section 409A may apply to any Award under the Plan, it is intended that the terms of the Plan and such Award meet the applicable requirements to qualify for an exemption from, or be compliant with, Code Section 409A so that a Participant is not taxed under Code Section 409A with respect to such Award until such time as Shares or other amounts are distributed to the Participant in accordance with the Plan’s and the Award’s terms. For this purpose, the Plan and the Awards will be administered and interpreted to be exempt from or comply with Code Section 409A and any applicable Treasury or IRS guidance.
17.2Delay for Specified Employees. To the extent that any Award under the Plan may be subject to Code Section 409A(a)(2)(B)(i), distributions of Shares or other amounts pursuant to such Award on account of a termination of employment of a Participant who is a Specified Employee (as defined as follows) shall be made or commence not before the date which is six (6) months following the termination of employment, except in the event of the Participant’s death. Any distribution that is delayed under this Article 17.2 shall be distributed on the first day of the seventh month following the Specified Employee’s termination of employment (without affecting the timing of any subsequent installment that is not within the six-month period following termination of employment). For this purpose, a Specified Employee is a person described under Treasury Regulation section 1.409A-1(i), applying the default rules thereunder, except that the definition of compensation for purposes of identifying Specified Employees is the safe harbor definition of compensation set forth under Treasury Regulation section 1.415(c)- 2(d)(4).
Article 18Successors
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.
Article 19Legal Construction; Miscellaneous
19.1Gender and Number. Except where otherwise indicated by the context, any masculine term used hereof also shall include the feminine, the plural shall include the singular and the singular shall include the plural.
19.2Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.3Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
19.4Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
19.5Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.
19.6No Guarantee of Tax Treatment. Notwithstanding any provision of the Plan, the Company does not guarantee to any Participant or any other person with an interest in an Award that (a) any Award intended to be exempt from Code Section 409A or Code Section 457A shall be so exempt, (b) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (c) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
19.7Compensation Recoupment Policies. Notwithstanding anything to the contrary herein, any Award granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to (a) any recoupment, clawback, equity holding, Share ownership or similar policies adopted by the Company from time to time and (b) any recoupment, clawback, equity holding, Share ownership or similar requirements made applicable to the Company from time to time by law, regulation or listing standards.
19.8Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one (1) year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.